UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of I.D. Systems, Inc. (the “Company”) approved the Company’s 2017 Executive Incentive Plan (the “2017 EIP”) for eligible employees of the Company including certain of the Company’s named executive officers. The objectives of the 2017 EIP are to align the interests of all employees with the Company’s performance goals. Under the 2017 EIP, the Company’s performance goals are based on (i) revenue growth and (ii) “operating income,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense. Executives are eligible to be awarded cash bonus compensation based on the Company’s annual and quarterly results with respect to revenue growth and operating income. The 2017 EIP may be modified or terminated by the Committee at any time, but incentive awards that have been earned by the participating named executive officers through the date of termination of the 2017 EIP will be payable. In addition, target awards and weightings may be modified by the Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Committee deems appropriate. The Committee has the authority to administer the 2017 EIP and has the final decision on any discrepancies in interpretation of the 2017 EIP. Awards under the 2017 EIP are calculated as a percentage of an executive’s base salary. The target awards for named executive officers range from 67% to 100% of such named executive officer’s base salary. The maximum aggregate amount of the quarterly bonuses and annual bonus under the 2017 EIP for each executive is 300% of the target award for such executive.

On February 17, 2017, certain employees of the Company, including Ned Mavrommatis, the Chief Financial Officer of the Company, and Michael Ehrman, the Chief Technology Officer of the Company, elected to reduce their annual base salaries for the remainder of 2017 and, in exchange for such salary reduction, receive restricted shares of the Company’s common stock. The annual base salary of each of Mr. Mavrommatis and Mr. Ehrman decreased from $283,250 to $258,466 and each of Mr. Mavrommatis and Mr. Ehrman received 4,957 restricted shares of the Company’s common stock, which shares shall vest on the first anniversary of the grant date, provided that the grantee is employed by the Company on such date. The restricted shares are subject to the terms and conditions of the Company’s 2015 Equity Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: February 23, 2017